EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      As independent public accountants, we hereby consent to the incorporation of our report dated February 18, 1998 (except for Note 14 as to which the date is March 24, 1998) included in this Form 10-K into the previously filed Registration Statement File No. 333-41717 on Form S-8 of Omnicom Group Inc. and into the previously filed Registration Statement File Nos. 333-22589, 333-43883, 333-44357, 333-44481, 333-44483, 333-46303 and 333-47047 on Form S-3 of Omnicom
Group Inc.

                                                  ARTHUR ANDERSEN LLP

New York, New York
March 24, 1998